UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

Northumberland Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 N. Green Valley Pkwy, #200-258, Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 335-0356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement

On April 27, 2012, the Company entered into a Common Stock Purchase Agreement with ThorFinn Partners, a private investment group, with such agreement being effective March 21, 2012. As previously disclosed by the Company in its Annual Report filed on Form 10-K for the year ended December 31, 2011, the Company received a $500,000 subscription for common shares at a price of $0.60 per share on March 21, 2012. This amount was received from ThorFinn Partners in anticipation of a broader financing arrangement as detailed in the Common Stock Purchase Agreement filed herewith. Under the terms of the Common Stock Purchase Agreement, until March 21, 2013, ThorFinn Partners may purchase common stock of the Company at a price of $0.60 per share in tranches of up to $500,000. The total financing amount is up to $3,000,000, including and incorporating the initial $500,000 tranche that closed on March 21, 2012. Closings of additional tranches are conditional upon the mutual agreement of the parties.

Pursuant to the terms of the Common Stock Purchase Agreement, the Company also entered into an Investor Rights Agreement with ThorFinn Partners. Under the terms of the Investor Rights Agreement, ThorFinn Partners may request that the Company register the restricted shares ThorFinn Partners has purchased. These demand registrations are limited to two and must be requested within four years of the date of the agreement. In addition, ThorFinn will have “piggyback” rights entitling them to include their restricted shares in any other registration statement filed by the Company. These rights are limited by customary provisions governing underwriting restrictions, period of time between registration statements and other limitations as set forth in the Investor Rights Agreement filed with this report on form 8-K.

The registrant intends to use the proceeds for operating expenses, acquisitions, working capital and general corporate activities. All of the securities to be issued under the agreement will not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent a registration or an applicable exemption from the registration requirements.

Item 8.01 Other Events

On April 27, 2012, the board of directors of the Company approved the creation of an Audit Committee, a Governance and Nominating Committee and a Sustainability, Environment, Health and Safety Committee. Chris Knowles and Peter Hewitt will serve as the members of the Audit Committee. FortunatoVillamagna and Chris Knowles will serves as the members of the Governance and Nominating Committee and a Sustainability, Environment, Health and Safety Committee.

On April 27, 2012, the board of directors of the Company adopted Board Guidelines, an Audit Committee Charter, Governance and Nominating Committee Charter and a Sustainability, Environment, Health and Safety Committee Charter, all as filed with this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 2, 2012

Northumberland Resources, Inc.

By:	/s/ FortunatoVillamagna
FortunatoVillamagna, President

EXHIBIT INDEX

No.	Exhibits

10.3	Common Stock Purchase Agreement between Northumberland Resources, Inc. and ThorFinn Partners dated April 27, 2012.
10.4	Investor Rights Agreement between Northumberland Resources, Inc. and ThorFinn Partners dated April 27, 2012.
14.1	Code of Business Conduct and Ethics
99.1	Audit Committee Charter
99.2	Governance and Nominating Committee Charter
99.3	Sustainability, Environment, Health and Safety Committee Charter
99.4	Board Guidelines